Certificate Required to be filed
with the Amended and Restated
Certificate of Incorporation of
NL Industries, Inc.

To:           Treasurer, State of New Jersey

Pursuant to the provisions of Chapter 9 of Title 14A of the New Jersey Statutes, and particularly Section 14A:9-5(3), (4) and (5) thereof, NL Industries, Inc., a corporation organized under the laws of the State of New Jersey, hereby certifies that:

1.           The name of the corporation is NL Industries, Inc. (the “Corporation”).

2.           The Board of Directors of the Corporation (the “Board”), at a meeting duly called and held on February 22, 2008, approved the Amended and Restated Certificate of Incorporation of the Corporation (the “Amended and Restated Certificate of Incorporation”) and directed that it be submitted to the shareholders of the Corporation.

3.           The Amended and Restated Certificate of Incorporation of the Corporation was duly adopted by the shareholders of the Corporation at the Annual Meeting of Shareholders duly called and held on May 21, 2008 (the “Annual Meeting”).

4.           The number of shares of Common Stock, $0.125 par value (“Common Stock”), entitled to vote at the Annual Meeting on the adoption of the Amended and Restated Certificate of Incorporation was 48,592,634.  In addition, the elimination of Article XI of the Corporation’s Amended and Restated Certificate of Incorporation filed with the New Jersey Secretary of State on July 26, 1990 (the ”Prior Amended and Restated Certificate of Incorporation”) required the affirmative vote of a majority of the holders of Common Stock excluding from the number of shares deemed to be outstanding at the time of such vote and from such vote those shares which were beneficially owned directly or indirectly by any Interested Shareholder and any Affiliate of any Interested Shareholder (as such terms were defined in such Article XI), consisting of 6,796,628 shares.  No other capital stock of the Corporation was entitled to vote. Each such share entitled the record holder thereof to one vote per share.  No other shares of any class of securities of the corporation are entitled to vote as a class.

5.           A quorum of the holders of Common Stock was present and voting at the Annual Meeting and the Amended and Restated Certificate of Incorporation was duly adopted by (i) the affirmative vote of the holders of at least two-thirds of the outstanding shares of Common Stock of the Corporation, 45,607,849 shares voting for the adoption thereof, 1,967,713 shares voting against the adoption thereof and 57,762 shares abstaining, and (ii) with respect to the elimination of former Article XI of the Corporation’s Prior Amended and Restated Certificate of Incorporation, (A) the affirmative vote of the holders of at least two-thirds of the outstanding shares of Common Stock of the Corporation, 47,394,267 shares voting for the elimination thereof, 179,211 shares voting against the elimination thereof and 59,846 shares abstaining, and (B) the affirmative vote of a majority of the holders of Common Stock excluding from the number of shares deemed to be outstanding at the time of such vote and from such vote those shares which are beneficially owned, directly or indirectly, by any Interested Shareholder and any Affiliate of any Interested Shareholder as such terms were defined in such Article XI, 5,598,261 shares voting for the elimination thereof, 179,211 shares against the elimination thereof and 59,846 shares abstaining.

6.           The Amended and Restated Certificate of Incorporation restates and integrates and further amends the Prior Amended and Restated Certificate of Incorporation.

7.           The Amended and Restated Certificate of Incorporation shall become effective upon the date of filing with the Treasurer of the State of New Jersey.

IN WITNESS WHEREOF, this Certificate to the Amended and Restated Certificate of Incorporation of the Corporation is executed and attested on behalf of the NL Industries, Inc. by its officers hereunto duly authorized on this 22nd day of May, 2008.

NL Industries, Inc.

By:   /s/ Gregory M. Swalwell
Gregory M. Swalwell
Vice President, Finance and
Chief Financial Officer

ATTEST:

/s/ A. Andrew R. Louis
A. Andrew R. Louis, Secretary

NL Industries, Inc.
Amended and Restated Certificate of Incorporation

To: Treasurer, State of New Jersey

The undersigned, NL Industries, Inc., a corporation organized and existing by virtue of the New Jersey Business Corporation Act, pursuant to the provisions of Section 14A:9-5 of said Act does hereby certify as follows:

ARTICLE I
NAME

The name of the corporation is “NL Industries, Inc.” (the “Corporation”).

ARTICLE II
LOCATION OF OFFICE AND REGISTERED AGENT

The address of the Corporation’s current registered office in the State of New Jersey, as of the date of this Amended and Restated Certificate of Incorporation, is 830 Bear Tavern Road, West Trenton, New Jersey   08628.  The name of its current registered agent at such address, as of the date of this Amended and Restated Certificate of Incorporation, is The Prentice-Hall Corporation System, New Jersey, Inc.

ARTICLE III
CORPORATE PURPOSE

The purpose for which the Corporation is organized is to engage in any activity within the purposes for which corporations may be organized under the New Jersey Business Corporation Act (the “Act”).

ARTICLE IV
AUTHORIZED CAPITAL STOCK

The total authorized capital stock of the Corporation is one hundred fifty-five million (155,000,000) shares, of which one hundred fifty million (150,000,000) shares shall be common stock (hereinafter called “Common Stock”), with the par value of $.125 each, and five million (5,000,000) shares shall be preferred stock (hereinafter called “Preferred Stock”), without par value.

A.           Common Stock.  Subject to the provisions of any series of Preferred Stock which may at the time be outstanding, the holders of shares of Common Stock shall be entitled to receive, when and as declared by the Board of Directors out of any funds legally available for the purpose, such dividends as may be declared from time to time by the Board of Directors.  In the event of the liquidation of the Corporation, or upon the distribution of its assets, after the payment in full or the setting apart for payment of such preferential amounts, if any, as the holders of Preferred Stock at the time outstanding shall be entitled, the remaining assets of the Corporation available for payment and distribution to shareholders shall, subject to any participating or similar rights of Preferred Stock at the time outstanding, be distributed ratably among the holders of Common Stock at the time outstanding.  Each share of Common Stock shall be entitled to one (1) vote, on a non-cumulative basis, at all meetings of shareholders, and shall have no preference, conversion, exchange, preemptive or redemption rights.

B.           Preferred Stock.  The Board of Directors is hereby expressly authorized, to the full extent now or hereafter permitted by the laws of the State of New Jersey, at any time, and from time to time, to provide for the issuance of some or all of the Preferred Stock in one or more series, with such voting powers, full or limited, or without voting powers, and with such designations, preferences and relative participating options or other special rights, and qualifications, limitations or restrictions thereof as shall be stated and expressed in the resolution or resolutions providing for the issue thereof adopted by the Board of Directors, including (without limiting the generality thereof) the following as to each such series:

(i)           the designation of such series;

(ii)           the dividends, if any, payable with respect to such series, the rates or basis for determining such dividends, any conditions and dates upon which such dividends shall be payable, the preferences, if any, of such dividends over, or the relation of such dividends to, the dividends payable on any other class or series of stock of the Corporation, including the imposition of restrictions or limitations on dividends payable with respect to any other class or series of stock of the Corporation, whether such dividends shall be non-cumulative or cumulative, and, if cumulative, the date or dates from which such dividends shall be cumulative;

(iii)           whether shares of Preferred Stock of such series shall be redeemable at the option of the Corporation or the holder or both or upon the happening of a specified event or events and, if redeemable, whether for cash, property or rights, including securities of the Corporation, the time, prices or rates and any adjustment and other items and conditions of such redemption;

(iv)           the terms and amount of any sinking, retirement or purchase fund provided for the purchase or redemption of Preferred Stock of such series;

(v)           whether or not Preferred Stock of such series shall be convertible into or exchangeable for shares of another class or series, at the option of the Corporation or of the holder or both or upon the happening of a specified event or events and, if provision be made for such conversion or exchange, the terms, prices, rates, adjustments and any other terms and conditions thereof;

(vi)           the extent, if any, to which the holders of the Preferred Stock of such series shall be entitled to vote with respect to the election of Directors or otherwise, including, without limitation, the extent, if any, to which such holders shall be entitled, voting as a series or as a part of a class, to elect one or more Directors upon the happening of a specified event or events or otherwise;

(vii)           the restrictions, if any, on the issue or reissue of Preferred Stock of such series or any other series; and

(viii)                      the rights of the holders of the Preferred Stock of such series upon the termination of the Corporation or any distribution of its assets.

Before the Corporation shall issue any Preferred Stock of any series, the Board of Directors shall adopt a resolution or resolutions fixing the voting powers, designations, preferences and rights of such series, the qualifications, limitations or restrictions thereof, and the number of shares of Preferred Stock of such series, and appropriate documents shall be executed and filed as required by law.

Unless otherwise provided in any such resolution or resolutions, the holders of the series so authorized shall have non-cumulative voting rights (to the extent such series has any voting rights) and shall have no conversion, exchange, preemptive or redemption rights.  Unless otherwise provided in any such resolution or resolutions, the number of shares of Preferred Stock of the series authorized by such resolution or resolutions may be increased or decreased from time to time (but not below the number of shares of Preferred Stock of such series then outstanding), and the number of shares of Preferred Stock specified in any such decrease shall be restored to the status of authorized but unissued shares of Preferred Stock without designation as to series.

ARTICLE V
CURRENT BOARD OF DIRECTORS

The number of directors constituting the current Board of Directors of the Corporation, as of the date of this Amended and Restated Certificate of Incorporation, is six (6), and the names and addresses of such persons are:

Name of Director	Address

Cecil H. Moore, Jr.	Three Lincoln Centre 5430 LBJ Freeway, Suite 1700 Dallas, Texas 75240-2697

Glenn R. Simmons	Three Lincoln Centre 5430 LBJ Freeway, Suite 1700 Dallas, Texas 75240-2697

Harold C. Simmons	Three Lincoln Centre 5430 LBJ Freeway, Suite 1700 Dallas, Texas 75240-2697

Thomas P. Stafford	Three Lincoln Centre 5430 LBJ Freeway, Suite 1700 Dallas, Texas 75240-2697

Steven L. Watson	Three Lincoln Centre 5430 LBJ Freeway, Suite 1700 Dallas, Texas 75240-2697

Terry N. Worrell	Three Lincoln Centre 5430 LBJ Freeway, Suite 1700 Dallas, Texas 75240-2697

ARTICLE VI
DURATION

The duration of the Corporation shall be perpetual.

ARTICLE VII
SPECIAL SHAREHOLDER MEETINGS;
SHAREHOLDER APPROVAL OF CERTAIN ACTIONS

A.           Special Meetings of Shareholders.  Except as otherwise required by law and subject to the rights of the holders of Preferred Stock or any other class of capital stock of the Corporation (other than Common Stock) or any series of any of the foregoing which is then outstanding, special meetings of shareholders of the Corporation may be called (i) as set forth in the by-laws of the Corporation or (ii) by the holders of at least 10% of the shares of the Corporation that would be entitled to vote at such meeting.

B.           Shareholder Approval of Certain Actions.  Except as otherwise required by this Certificate:

(i)           A plan of merger or a plan of consolidation approved by the Board of Directors and submitted to a vote of the shareholders of the Corporation at a meeting at which action is to be taken on any such plan, shall be approved upon receiving the affirmative vote of a majority of the votes cast by the holders of shares of the Corporation entitled to vote thereon, and, in addition, if any class or series of shares is entitled to vote thereon as a class, the affirmative vote of a majority of the votes cast in each class vote.

(ii)           A sale, lease, exchange, or other disposition of all, or substantially all, the assets of the Corporation, if not in the usual and regular course of business as conducted by the Corporation, recommended by the Board of Directors and submitted to a vote of the shareholders of the Corporation at a meeting at which action is to be taken thereon, shall be approved upon receiving the affirmative vote of a majority of the votes cast by the holders of shares of the Corporation entitled to vote thereon, and, in addition, if any class or series of shares is entitled to vote thereon as a class, the affirmative vote of a majority of the votes cast in each class vote

ARTICLE VIII
BOARD OF DIRECTORS

A.           Number.  Except as otherwise fixed by or pursuant to the provisions of Article IV hereof relating to the rights of the holders of Preferred Stock or any other class of capital stock of the Corporation (other than Common Stock) or any series of any of the foregoing which is then outstanding, the number of the directors of the Corporation shall consist of one or more persons within the minimum and maximum limitations set forth in the by-laws of the Corporation.  The exact number of directors within the minimum and maximum limitations specified in the first sentence of this Article VIII shall be fixed from time to time (i) except as provided in clause (ii) below, by the Board of Directors pursuant to a resolution adopted as set forth in the by-laws of the Corporation or (ii) by the shareholders pursuant to a resolution adopted by a majority of the shareholders of the Corporation entitled to vote for the election of directors.

B.           Newly Created Directorships and Vacancies.  Except as otherwise fixed by or pursuant to the provisions of Article IV hereof relating to the rights of the holders of Preferred Stock or any other class of capital stock of the Corporation (other than Common Stock) or any series of any of the foregoing which is then outstanding, newly created directorships resulting from any increase in the number of directors, and any vacancies on the Board of Directors, however caused, shall be filled as set forth in the by-laws of the Corporation; provided, however, that any vacancy resulting from an increase in the Board of Directors which is the result of a resolution adopted by the shareholders of the Corporation may be filled by the shareholders of the Corporation in accordance with the Act and any other applicable provisions of this Amended and Restated Certificate of Incorporation and the by-laws of the Corporation.

ARTICLE IX
BY-LAWS

Subject always to the by-laws made by the shareholders, the Board of Directors may make by-laws from time to time, and may alter, amend or repeal any by-laws, but any by-laws made by the Board of Directors may be altered or repealed by the shareholders at any annual meeting or at any special meeting, provided notice of such alteration or repeal be included in the notice of the meeting.

ARTICLE X
LIMITATION OF LIABILITY

A director or officer of the Corporation shall not be personally liable to the Corporation or its shareholders for damages for breach of any duty owed to the Corporation or its shareholders, except that such provisions shall not relieve a director or officer from liability for any breach of duty based upon an act or omission (i) in breach of such persons duty of loyalty to the Corporation or its shareholders, (ii) not in good faith or involving a knowing violation of law, or (iii) resulting in receipt by such person of an improper personal benefit.  If the Act is amended after approval by the shareholders of this provision to authorize corporate action further eliminating or limiting the personal liability of directors or officers, then the liability of a director and/or officer of the Corporation shall be eliminated or limited to the fullest extent permitted by the Act as so amended.  Any repeal or modification of the foregoing paragraph by the shareholders of the Corporation shall not adversely affect any right or protection of a director or officer of the Corporation existing at the time of such repeal or modification.

IN WITNESS WHEREOF, this Amended and Restated Certificate of Incorporation of the Corporation is executed and attested on behalf of NL Industries, Inc. by its officers hereunto duly authorized on this 22nd day of May, 2008.

NL Industries, Inc.

By:   /s/ Gregory M. Swalwell
Gregory M. Swalwell
Vice President, Finance and
Chief Financial Officer
ATTEST:

/s/ A. Andrew R. Louis
A. Andrew R. Louis, Secretary